Exhibit B-117

                         eCHANNEL, INC.
              RESTATED CERTIFICATE OF INCORPORATION

     eChannel, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), does hereby certify:

     1. The original Certificate of Incorporation was filed with the Secretary of State on August 24, 1994, and the name under which it was originally incorporated was ArtNet, Inc.

     2. The following Restated Certificate of Incorporation was duly adopted by the corporation's Board of Directors in accordance with the provisions of Section 245 of the DGCL and only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended and supplemented, and there is not discrepancy between those provisions and the following:

                         ARTICLE I. NAME

     The name of this corporation shall be eChannel, Inc.

                       ARTICLE 2. DURATION

     This corporation is organized under the DGCL and shall have perpetual existence.

                  ARTICLE 3. PURPOSE AND POWERS

     The nature of the business and the purposes to be conducted and promoted by this corporation are to engage in any lawful act or activity that a corporation formed under the DGCL, or any amendment thereto or substitute therefor, may at the time lawfully exercise

                    ARTICLE 4. CAPITAL STOCK

4.1  Authorized Capital

     This corporation is authorized to issue two classes of stock; "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 17,500,000.

     The total authorized stock of this corporation shall consist of 12,500,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

4.2  Issuance or Preferred Stock in Series

     The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors

     4.2.1  Authority of the Board of Directors

     Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of the
Article 4 and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number or shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

          (a)  The number of shares of that series,

          (b)  The distinctive designation of that series;

          (c) The dividend rate on the shares of such series, the conditions and dates on which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative and, if so, from which date or dates;

          (d) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

          (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) Whether the shares of such series shall be redeemable by this corporation and, if provision is made for redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

          (g) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series,

          (h) The rights of the holders of the shares of such series in the event of voluntary or involuntary liquidations of, dissolution or winding up of, or upon the distribution of the assets of this corporation;

          (i) The restrictions, if any, on the issue or reissue of any Preferred Stock; and

          (j) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of this corporation, or the conversion into or exchange of such shares for shares of any other class or classes of stock of this corporation, or any other series of the same or any other class or classes of stock of this corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

     4.2.2  Dividends

     Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section 4.2.

     4.2.3  Voting

     The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation's stockholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation's stockholders vote by class or series to the exclusion of the holders of the shares of such series. Except with respect to the election of directors, a holder of Preferred Stock will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of its Preferred Stock at the time the shares are voted.

     4.2.4  Issuance of Shares

     This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

4.3  Designation of Series A Preferred Stock

     The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section
4.3:

     4.3.1  Series A Preferred Stock

     The series of Series A Preferred Stock, consisting of 520,000 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series A Stock" and shall be convertible into shares of the Common Stock, as described in
Section 4.3.5.

     The rights, preferences, restrictions and other matters relating to the Series A Stock are set forth below.

     4.3.2  Dividends

     Dividends shall be declared and set aside for any shares of the Series A Stock only upon resolution of the Board of Directors; provided, however, that:

          (a)  General.   Subject to the rights of the holders,
if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series A Stock, the holders of record of outstanding shares of Series A Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board of Directors in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board of Directors.

          (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, shares of the Series B Preferred Stock (the "Series B Stock") or on any other shares of capital stock of this corporation ranking below the Series A Stock with respect to the payment of dividends, unless an equal or greater dividend is paid on the Series A Stock.


     4.3.3  Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its stockholders shall be distributed in the following order and amounts:

          (a)  General.

               (i)  The holders, if any, of any outstanding
shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking superior to the rights of the holders of Series A Stock and Series B Stock shall be entitled to receive the full preferential amount per share held by them (the "Superior Liquidation Amount"). If the assets of this corporation shall be insufficient to permit the payment of the full Superior Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of such superior Preferred Stock in the same proportions as the full Superior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Superior Liquidation Amount that would otherwise be payable to all holders of such superior Preferred Stock

               (ii) If, upon completion of the distribution required by Section 4.3.3(a)(i), assets remain in this corporation. the holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series A Stock and Series B Stock shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount'), the holders of shares of Series A Stock shall be entitled to receive $1.00 for each outstanding share of Series A Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"), and the holders of shares of Series B Stock shall be entitled to receive $3.00 for each outstanding share of Series B Stock held by them, plus any declared but unpaid dividends per share on such outstanding shares of Series B Stock (the "Series B Liquidation Amount"). If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount, the full Series A Liquidation Amount and the full Series B Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of Preferred Stock ranking equal to the Series A Stock and Series B Stock and the holders of the Series A Stock and Series B Stock in the some proportions as the aggregate of the Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount that would otherwise be payable to all such holders

          (b)  Limitation. Upon the completion of the
distributions contemplated pursuant to Section 4.3.3(a)(i) and
(ii), if assets remain in this corporation, such remaining assets shall be distributed to the holders of any other class or series of Preferred Stock of this corporation having a liquidation preference to the extent of, and in accordance with, such preference, and then the holders of Common Stock and any other outstanding shares of Preferred Stock of this corporation entitled to share in the residual value of this corporation shall be entitled to share ratably (as though all such shares of and other preferred stock were converted to Common Stock under the provisions of the Certificate of Incorporation or statements of relative rights and preferences applicable to such stock) in the remaining assets of this corporation.

          (c)  Treatment of Consolidations. Mergers and Sales of
Assets.   The effectuation by this corporation or third-party
acquirors of a transaction or series of transactions in which more than 80% of the voting power of this corporation is disposed of to a single person or group of affiliated persons or the sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 4.3.3; provided, however, that each holder of Series A Stock, Series B Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of Section 4.3.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 4.3.3.

          (d) Distributions Other Than Cash. Whenever the distribution provided for in this Section 4.3.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors

     4.3.4  Voting Power

     Except as otherwise expressly provided in Section 4.3.8, or as required by law, each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holders shares of Series A Stock could be converted under Section 4.3.5, at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of stockholders at which the vote is to be taken is mailed, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by the General Corporation Law of the State of Delaware, the holders of shares of Series A Stock, Series B Stock and Common Stock shall vote together as a single class on all matters.

     4.3.5  Conversion Rights

     The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

          (a)  General.


               (i) Voluntary Conversion. Any share of the Series A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying Series A Conversion Rate (determined under Section 4.3.5(b)) by the number of shares of Series A Stock being converted.

               (ii) Mandatory Conversion. Each share of Series A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 4.3.5(a)(i) upon the earliest of(A) prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate offering is at least $10,000,000 (before deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $5.00 (appropriately adjusted to reflect the occurrence of any stock splits, stock dividends or other recapitalizations), (B) conversion into Common Stock of that number of shares of Series A Stock equal to 50% of the aggregate of the shares of Series A Stock originally issued by this corporation, and (C) the consent or vote by holders of 50% of the Series A Stock then outstanding to such conversion.

          (b)  Conversion Rate. The conversion rate for Series A
Stock in effect at any time (the "Series A Conversion Rate") shall equal $1.00 divided by the Series A Conversion Price, calculated as provided in Section 4.3 5(c).

          (c)  Conversion Price. The conversion price for Series
A Stock in effect from time to time, except as adjusted in accordance with this Section 4.3.5, shall be $1.00 (the 'Series A
Conversion Price").

          (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuance, Splits and Combinations. The
Series A Conversion Price shall be subject to adjustment from time to time as follows:

               (i) (A) If this corporation shall issue, after the date on which any shares of Series A Stock were first issued (the "Series A Purchase Date"), any Additional Stock (as defined in Section 4 3.5(d)(ii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series A Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Series A Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                    (B) No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4.3.5(d)(i)(E)(3) and (4), no adjustment of such Series A Conversion Price pursuant to this Section 4.3.5(d)(i) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                    (C)  in the case of the issuance of
Additional Stock for cash, consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof

                    (D)  in the case of the issuance of the
Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E)  in the case of the issuance of options
to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4.3.5(d)(i) and Section 4.3.5(d)(ii):

                         (1)  The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.3.5(d)(i)(C) and (D)). if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock thereby.

                         (2)  The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.3.5(d)(i)(C) and (D))

                         (3)  In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Additional
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4.3 .5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section
4.3.5(d)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.3.5(d)(i)(E)) by this corporation after the Series A
Purchase Date other than

                    (A)  Common Stock issued pursuant to a
transaction described in Section 4.3.5(d)(iii);

                    (B)  the issuance and sale of, or the grant
of options to purchase, 1,000.000 shares of Common Stock to employees or consultants of this corporation; and

                    (C)  shares of Common Stock issued or
issuable pursuant to options, warrants and convertible Preferred
Stock outstanding as of the Series A Purchase Date, or pursuant to conversion of any convertible securities issuable upon exercise of options or warrants outstanding as of the Series A
Purchase Date.

               (iii) In the event this corporation should at any time or from time to time after the Series A Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shores of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4.3.5(d)(i)(E)

               (iv) If the number of shares of Common Stock outstanding at any time after the Series A Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.3.5(d)(iii), then, in each such case for the purpose of this Section 4.3.5(e), the holders of the Series A Stock shall be entitled to a proportionate share of such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Stock are convertible as of the record date fixed for the determination of be holders of the Common Stock of this corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale-of-assets transaction provided for elsewhere in this Section 4.3.5); provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of this corporation, or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3.5 with respect to the rights of the holders of the Series A Stock after the recapitalization to the end that the provisions of this Section 4.3.5 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

          (h)  No Fractional Shares and Certificate as to
Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion

               (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 4.3.5, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of the Series A Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Stock.

          (i) Notices of Record Date. in the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of the Series A Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right

          (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, in addition to such other remedies as shall be available to the holder of such Series A Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

          (k) Notices. Any notice required by the provisions of this Section 4.3.5 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this corporation.

     4.3.6  No Reissuance of Stock

     No share or shares of Series A Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that this corporation shall be authorized to issue. This corporation may from time to rime take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock accordingly.

     4.3.7  Redemption

     There shall be no redemption provisions for the Series A
Stock.

     4.3.8  Protective Limitations

     Except as expressly provided herein or as required by law, so long as at least 300,000 shares of the Series A Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series A Stock:

          (a) authorize or issue (or obligate itself to authorize or issue) any security or reclassify any class or series of securities of this corporation senior to or on a parity with the Series A Stock as stated by the terms hereof;

          (b) amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation or By-laws (the "By-laws") to change the rights of the Series A Stock, or increase or decrease the number of authorized shares of the Series A Stock;

          (c) sell, lease, convey or otherwise dispose of all or substantially all of its assets, or effect any transaction or series of related transactions in which more than 80% of the voting power of this corporation is disposed of, any merger with another corporation (other than a merger in which this corporation is the surviving entity and the holders of a majority of the voting power of this corporation's capital stock immediately prior to such merger own at least a majority of the voting power of this corporations capital stock after such merger); or

          (d) redeem or repurchase (or enter into any agreement to become obligated to redeem or repurchase) any shares of Common Stock (other than pursuant to employee stock vesting or repurchase agreements for the benefit of employees, advisors, officers, directors, consultants and service providers approved by the Board of Directors).

     4.3.9  Notices of Record Date

     In the event of:

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

          (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation,

then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series A Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

4.4  Designation of Series B Preferred Stock

     The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences privileges and limitations as set forth below in this Section
4.4:

     4.4.1  Series B Preferred Stock

     The series of Series B Preferred Stock, consisting of 166,667 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series B Stock" and shall be convertible into shares of the Common Stock, as described in
Section 4 4.5

     The rights, preferences, restrictions and other matters relating to the Series B Stock are set forth below.

     4.4.2  Dividend

     Dividends shall be declared and set aside for any shares of the Series B Stock only upon resolution of the Board of Directors; provided, however, that:

          (a) General. Subject to the rights of the holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series B Stock, the holders of record of outstanding shares of Series B Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board of Directors in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board of Directors.

          (b) Limitation on Common Stock Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, shares of the Series A Stock or on any other shares of capital stock of this corporation ranking below the Series B Stock with respect to the payment of dividends, unless an equal or greater dividend is paid on the Series B Stock.

     4.4.3  Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its stockholders shall be distributed in the following order and amounts:

          (a)  General

               (i) The holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking superior to the rights of the holders of Series A Stock and Series B Stock shall be entitled to receive the full preferential amount per share held by them (the "Superior Liquidation Amount"). If the assets of this corporation shall be insufficient to permit the payment of the the Superior Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of such superior Preferred Stock in the same proportions as the full Superior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Superior Liquidation Amount that would otherwise be payable to all holders of such superior Preferred Stock.

               (ii) If, upon completion of the distribution required by Section 4.4.3(a)(i), assets remain in this corporation, the holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series A Stock and Series B Stock shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount"),the holders of shares of Series A Stock shall be entitled to receive $1.00 for each outstanding share of Series A Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"), and the holders of shares of Series B Stock shall be entitled to receive $3.00 for each outstanding share of Series B Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series B Stock (the "Series B Liquidation Amount"). If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount, the full Series A Liquidation Amount and the Kill Series B Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of Preferred Stock ranking equal to the Series A Stock and Series B Stock and the holders of the Series A Stock and Series B Stock in the same proportions as the aggregate of the Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount that would otherwise be payable to all such holders

          (b)  Limitation. Upon the completion of the
distributions contemplated pursuant to Section 4.4.3(a)(i) and
(ii), if assets remain in this corporation, such remaining assets shall be distributed to the holders of any other class or series of Preferred Stock of this corporation having a liquidation preference to the extent of, and in accordance with, such preference, and then the holders of Common Stock and any other outstanding shares of Preferred Stock of this corporation entitled to share in the residual value of this corporation shall be entitled to share ratably (as though all such shares of and other preferred stock were converted to Common Stock under the provisions of the Certificate of Incorporation or statements of relative rights and preferences applicable to such stock) in the remaining assets of this corporation.

          (c) Treatment of Consolidations, Mergers and Sales of Assets. The effectuation by this corporation or third-party acquirors of a transaction or series of transactions in which more than 80% of the voting power of this corporation is disposed of to a single person or group of affiliated persons or the sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 443, , however, that each holder of Series A Stock, Series B Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of Section 4.4.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 4.4.3.

          (d) Distributions Other Than Cash. Whenever the distribution provided for in this Section 4.4.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

     4.4.4  Voting Power

     Except as required by law, each holder of Series B Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holders shares of Series B Stock could be converted under Section 4.4.5, at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of stockholders at which the vote is to be taken is mailed, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by the General Corporation Law of the State of Delaware, the holders of shares of Series A Stock, Series B Stock and Common Stock shall vote together as a single class on all matters.

     4.4.5  Conversion Rights

     The holders of the Series B Stock shall have the following rights with respect to the conversion of Series 13 Stock into shares of Common Stock:

          (a)  General

               (i) Voluntary Conversion. Any share of the Series B Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series B Conversion Rate (determined under Section 4.4.5(b)) by the number of shares of Series B Stock being converted.

               (ii) Mandatory Conversion. Each share of Series B Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series B Stock is convertible pursuant to Section 4.4.5(a)(i) upon the earliest of (A) immediately prior to the closing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate offering is at least $10,000,000 (before deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $5.00 (appropriately adjusted to reflect the occurrence of any stock splits, stock dividends or other recapitalizations). (B) conversion into Common Stock of that number of shares of Series B Stock equal to 50% of the aggregate of the shares of Series B Stock originally issued by this corporation, and (C) the consent or vote by holders of 50% of the Series B Stock then outstanding to such conversion

          (b)  Conversion Rate.   The conversion rate for Series
B Stock in effect at any time (the "Series B Conversion Rate") shall equal $3.00 divided by the Series B Conversion Price, calculated as provided in Section 4.4.5(c).

          (c)  Conversion Price. The conversion price for Series
B Stock in effect from time to time, except as adjusted in accordance with this Section 4.4.5, shall be $3.00 (the "Series B
Conversion Price").

          (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The
Series B Conversion Price shall be subject to adjustment from time to time as follows;

               (i) (A) If this corporation shall issue, after the date on which any shares of Series B Stock were first issued (the 'Series B Purchase Date"), any Additional Stock (as defined in Section 4.4.5(d)(ii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series B Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Series B Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                    (B) No adjustment of the Series B Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4.4.5(d)(I)(E)(3) and (4), no adjustment of such Series B Conversion Price pursuant to this Section 4.4.5(d)(i) shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.

                    (C)  in the case of the issuance of
Additional Stock for cash, consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof

                    (D)  In the case of the issuance of the
Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E)  In the case of the issuance of options
to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4.4.5(d)(i) and Section 4.4.5(d)(ii);

                         (1)  The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.4.5(d)(i)(C) and (D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.4.5(d)(i)(C) and (D)).

                         (3)  In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares or Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Additional
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4.4.5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section
4.4.5(d)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.4.5(d)(i)(E)) by this corporation after the Series B
Purchase Date other than

                    (A)  Common Stock issued pursuant to a
transaction described in Section 4.4.5(d)(iii),

                    (B)  the issuance and sale of, or the grant
of options to purchase, 1,000,000 shares of Common Stock to employees or consultants of this corporation; and

                    (C)  shares of Common Stock issued or
issuable pursuant to options, warrants and convertible Preferred
Stock outstanding as of the Series B Purchase Date, or pursuant to conversion of any convertible securities issuable upon exercise of options or warrants outstanding as of the Series B
Purchase Date.

               (iii) In the event this corporation should at any time or from time to time after the Series B Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4.4.5(d)(i)(E).

               (iv) If the number of shares of Common Stock outstanding at any time after the Series B Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.4.5(d)(iii), then, in each such case for the purpose of this Section 4.4.5(e), the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Stock are convertible as of the record dare fixed for the determination of the holders of the Common Stock of this corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale-of assets transaction provided for elsewhere in this Section 4 4.5), provision shall be made so that the holders of the Series B Stock shall thereafter be entitled to receive upon conversion of the Series B Stock the number of shares of stock or other securities or property of this corporation, or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.4.5 with respect to the rights of the holders of the Series B Stock after the recapitalization to the end that the provisions of this Section 4.4.5 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment. This corporation will not, by amendment of its Certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Stock against impairment.

          (h)  No Fractional Shares and Certificate as to
Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this
Section 4.4.5, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of the Series B Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series B Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series B Stock.

          (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of the Series B Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, in addition to such other remedies as shall be available to the holder of such Series B Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

          (k)  Any notice required by the provisions of this
Section 4.4.5 to be given to the holders of shares of Series B Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this corporation.

     4.4.6  No Reissuance of Stock

     No share or shares of Series B Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that this corporation shall be authorized to issue. This corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Stock accordingly.

     4.4.7  Redemption

     There shall be no redemption provisions for the Series B
Stock.

     4.4.8  Protective Limitation

     Except as expressly provided herein or as required by law, so long as at least 100,000 shares of the Series B Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series B Stock increase or decrease the number of authorized shares of the Series B Stock

     4.4.9  Notices of Record Date

     In the event of

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

          (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation,

then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series B Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken

4.5  Designation of Series C Preferred Stock

     The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section
4.5:

     4.5.1  Series C Preferred Stock

     The series of Series C Preferred Stock, consisting of 133,333 shares, par value $.001 per share, authorized herein, shall be designated herein as the "Series C Stock" and shall be convertible into shares of Common Stock as described in Section 4.5.5.

     The rights, preferences, restrictions and other matters relating to the Series C Stock are set forth below.

     4.5.2  Dividends

     Dividends shall be declared and set aside for any shares of the Series C Stock only upon resolution of the Board of Directors; provided, however, that:

          (a) General. Subject to the rights of the holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series C Stock, the holders of record of outstanding shares of Series C Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash dividend, if and when declared by the Board of Directors in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board of Directors.

          (b) Limitation on Distributions. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock, shares of the Series A Stock, Series B Stock or on any other shares of capital stock of this corporation ranking below the Series C Stock with respect to the payment of dividends, unless an equal or greater dividend is paid on the Series C Stock.

     4.5.3  Liquidation Rights

     Upon the voluntary or involuntary dissolution, liquidation or winding up of this corporation, the assets of this corporation available for distribution to its stockholders shall be distributed in the following order and amounts:

          (a)  General.

               (i)  The holders, if any, of any outstanding
shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking superior to the rights of the holders of Series A Stock, Series B Stock and Series C Stock shall be entitled to receive the full preferential amount per share held by them (the "Superior Liquidation Amount"). If the assets of this corporation shall be insufficient to permit the payment of the full Superior Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of such superior Preferred Stock in the sane proportions as the full Superior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Superior Liquidation Amount that would otherwise be payable to all holders of such superior Preferred Stock.

               (ii) If, upon completion of the distribution required by Section 4.5.3(a)(i), assets remain in this corporation, the holders, if any, of any outstanding shares of Preferred Stock of this corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of Series A Stock, Series B Stock and Series C Stock shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount"), the holders of shares of Series A Stock shall be entitled to receive $1.00 for each outstanding share of Series A Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"), the holders of shares of Series B Stock shall be entitled to receive $3.00 for each outstanding share of Series B Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series B Stock (the "Series B Liquidation Amount"), and the holders of shares of Series C Stock shall be entitled to receive $3.75 for each outstanding share of Series C Stock held by them, plus any declared but unpaid dividend per share on such outstanding shares of Series C Stock (the "Series C Liquidation Amount"). If upon the occurrence of such event, the assets of this corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount, the full Series A Liquidation Amount, the full Series B Liquidation Amount and the full Series C Liquidation Amount, then the assets of this corporation available for distribution shall be distributed ratably among the holders of the shares of Preferred Stock ranking equal to the Series A Stock, the Series B Stock and Series C Stock and the holders of the Series A Stock, the Series B Stock and Series C Stock in the same proportions as the aggregate of the Parity Liquidation Amount, Series A Liquidation Amount, Series B Liquidation Amount and Series C Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount, Series A Liquidation Amount, Series B Liquidation Amount and Series C Liquidation Amount that would otherwise be payable to all such holders.

          (b)  Limitation. Upon the completion of the
distributions contemplated pursuant to Section 4.5.3(a)(i) and
(ii), if assets remain in this corporation, such remaining assets shall be distributed to the holders of any other class or series of Preferred Stock of this corporation having a liquidation preference to the extent of, and in accordance with, such preference, and then the holders of Common Stock and any other outstanding shares of Preferred Stock of this corporation entitled to share in the residual value of this corporation shall be entitled to share ratably (as though all such shares of and other preferred stock were converted to Common Stock under the provisions of the Certificate of Incorporation or statements of relative rights and preferences applicable to such stock) in the remaining assets of this corporation.

          (c) Treatment of Consolidations. Mergers and Sales of Assets. The effectuation by this corporation or third-party acquirors of a transaction or series of transactions in which more than 80% of the voting power of this corporation is disposed of to a single person or group of affiliated persons or the sale of all or substantially all of the assets of this corporation or the acquisition of this corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of this corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 4.5.3, provided, however, that each holder of Series A Stock, Series B Stock, Series C Stock or other shares of convertible preferred stock of this corporation shall have the right to elect the benefits of the provisions of Section
4.5.5 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section 4.5.3.

          (d) Distributions Other Than Cash. Whenever the distribution provided for in this Section 4.5.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

     4.5.4  Voting Power

     Except as required by law, each holder of Series C Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Stock could be converted under Section 4.5.5, at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of stockholders at which the vote is to be taken is mailed, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by the General Corporation Law of the State of Delaware, the holders of shares of Series A Stock, Series B Stock, Series C Stock and Common Stock shall vote together as a single class on all matters.

     4.5.5  Conversion Rights

     The holders of the Series C Stock shall have the following rights with respect to the conversion of Series C Stock into shares of Common Stock:

          (a)  General.

               (i) Voluntary Conversion. Any share of the Series C Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series C Conversion Rate (determined under Section 4.5.5(b)) by the number of shares of Series C Stock being converted.


               (ii) Mandatory Conversion. Each share of Series C Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series C Stock is convertible pursuant to Section 4.5.5(a)(i) upon the earliest of(A) immediately prior to the dosing of a primary, public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate offering is at least $10,000,000 (before deduction of underwriters discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least $5.00 (appropriately adjusted to reflect the occurrence of any stock splits, stock dividends or other recapitalizations), (B) conversion into Common Stock of that number of shares of Series C Stock equal to 50% of the aggregate of the shares of Series C Stock originally issued by this corporation, and (C) the consent or vote by holders of 50% of the Series C Stock then outstanding to such conversion.

          (b)  Conversion Rate. The conversion rate for Series C
Stock in effect at any time (the "Series C Conversion Rate") shall equal $3.75 divided by the Series C Conversion Price, calculated as provided in Section 4.5.5(c).

          (c)  Conversion Price. The conversion price for Series
C Stock in effect from time to time, except as adjusted in accordance with this Section 4.5.5. shall be $3.75 (the "Series C
Conversion Price").

          (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances. Splits and Combinations. The
Series C Conversion Price shall be subject to adjustment from time to time as follows:

               (i) (A) If this corporation shall issue, after the date on which any shares of Series C Stock were first issued (the "Series C Purchase Date"), any Additional Stock (as defined in Section 4.5.5(d)(ii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Additional Stack, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Series C Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                    (B) No adjustment of the Series C Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4.5.5(d)(i)(E)(3) and (4), no adjustment of such Series C Conversion Price pursuant to this Section 4.5.5(d)(i) shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

                    (C)  In the case of the issuance of
Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D)  in the case of the issuance of the
Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E)  in the case of the issuance of options
to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4.5.5(d)(i) and Section 4.5.5(d)(ii):

                         (1)  The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.5.5(d)(i)(C) and (D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.5.5(d)(i)(C) and (D)).

                         (3)  in the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Additional
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4.5.5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section
4.5.5(d)(i)(E)(3) or (4).



               (ii) "Additional Stock shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.5.5(d)(i)(E)) by this corporation after the Series C
Purchase Date other than

                    (A)  Common Stock issued pursuant to a
transaction described in Section 4.5.5(d)(iii),

                    (B)  the issuance and sale of, or the grant
of options to purchase, 1,000,000 shares of Common Stock to employees or consultants of this corporation; and

                    (C)  shares of Common Stock issued or
issuable pursuant to options, warrants and convertible Preferred
Stock outstanding as of the Series C Purchase Date, or pursuant to conversion of any convertible securities issuable upon exercise of options or warrants outstanding as of the Series C
Purchase Date.

               (iii) in the event this corporation should at any time or from time to time after the Series C Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4.5.5(d)(i)(E)

               (iv) If the number of shares of Common Stock outstanding at any time after the Series C Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.5.5(d)(iii), then, in each such case for the purpose of this Section 4.5.5(e), the holders of the Series C Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series C Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock of this corporation entitled to receive such distribution.

          (f) Recapitalizations. if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale-of-assets transaction provided for elsewhere in this Section 4.5.5); provision shall be made so that the holders of the Series C Stock shall thereafter be entitled to receive upon conversion of the Series C Stock the number of shares of stock or other securities or property of this corporation, or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5.5 with respect to the rights of the holders of the Series C Stock after the recapitalization to the end that the provisions of this Section 4.5.5 (including adjustment of the Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Stock) shall be applicable alter that event as nearly equivalent as may be practicable.

          (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to he observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.5.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Stock against impairment.

          (h)  No Fractional Shares and Certificate as to
Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series C Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall he determined on the basis of the total number of shares of Series C Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this
Section 4.5.5, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of the Series C Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series C Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series C Stock.

          (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of the Series C Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Usuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Stock, in addition to such other remedies as shall be available to the holder of such Series C Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

          (k) Notices. Any notice required by the provisions of this Section 4.5.5 to be given to the holders of shares of Series C Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this corporation.

     4.5.6.  No Reissuance of Stock

     No share or shares of Series C Stock redeemed, converted, purchased or otherwise acquired by this corporation shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that this corporation shall be authorized to issue. This corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Stock accordingly.

     4.5.7  Redemption

     There shall be no redemption provisions for the Series C
Stock.

     4.5.8  Protective Limitation

     Except as expressly provided herein or as required by law, so long as at least 100,000 shares of the Series C Stock remain outstanding, this corporation shall not, without the approval (by vote or written consent) of the holders of a majority of the then outstanding shares of Series C Stock increase or decrease the number of authorized shares of the Series C Stock.

     4.5.9  Notices of Record Date

     In the event of

          (a) any capital reorganization of this corporation, any reclassification or recapitalization of the capital stock of this corporation, any merger or consolidation of this corporation, or any transfer of all or substantially all of the assets of this corporation, or

          (b) any voluntary or involuntary dissolution, liquidation or winding up of this corporation,

then and in each such event this corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series C Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

                       ARTICLE 5. BY-LAWS

     The Board of Directors shall have the power to adopt, amend or repeal the By-laws, subject to the power of the stockholders to amend or repeal such By-laws.

             ARTICLE 6. REGISTERED OFFICE AND AGENT

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of Newcastle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                      ARTICLE 7. DIRECTORS

     The number of directors of this corporation shall be determined in the manner provided by the By-laws and may be increased or decreased from time to time in the manner provided therein.

                ARTICLE 8. ELECTION OP DIRECTORS

     Election of directors need not be by written ballot unless the By-laws of this corporation shall so provide.

                ARTICLE 9. STOCKHOLDERS MEETINGS

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of this corporation may be kept, subject to limitations prescribed by law, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of this corporation.

          ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

     A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to this corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended, after approval by the stockholders of this Article 10 to authorize corporation action further eliminating or limiting personal liability of directors, then the liability to the director of this corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     All references in this Article 10 to a director shall also be deemed to refer (i) to a member of the governing body of a corporation that is not authorized to issue capital stock and
(ii) to such other person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL.

     Any repeal or modification of the foregoing provisions of this Article 10 by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

     ARTICLE 11. AMENDMENTS TO CERTIFICATE OF INCORPORATION

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



     IN WITNESS WHEREOF, the undersigned has executed this document and affirms, under penalties of perjury, that the statements herein are true and that this instrument is his act and deed as of this 12 day of February, 1999.

                                   eChannel, Inc.


                                   By /s/Peter F. Yoakum
                                   Peter F. Yoakum, President

ATTEST:

/s/ Peter F. Yoakum
Peter F. Yoakum, Secretary